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                                   CAROLINA

                                 FINCORP, INC.

FOR IMMEDIATE RELEASE

DATE: December 23, 1999

FOR ADDITIONAL INFORMATION

R. Larry Campbell, President
Carolina Fincorp, Inc.
(910) 997-6245

                        CAROLINA FINCORP, INC. ANNOUNCES
                      TERMINATION OF STOCK REPURCHASE PLAN

     R. Larry Campbell, President of Carolina Fincorp, Inc., Rockingham, North Carolina, (the Company) announced that the Company has terminated the stock repurchase plan adopted by the Company earlier this year.

     The Company repurchased 34,000 shares pursuant to the plan between May 7, 1999 and May 13, 1999.

     On October 16, 1999, FNB Corp. (Nasdaq: FNBN) and the Company entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which FNB will acquire Company subject to certain conditions described in a press release dated October 18, 1999.

     The Company's common stock is listed for quotation on the Nasdaq National Market under the symbol "CFNC".